Registration No. 333-184635

As filed with the Securities and Exchange Commission on October 29, 2012

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________

TAURIGA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Florida	65-1102237
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
_________________

39 Old Ridgebury Road
Danbury, CT 06180
(Address of Principal Executive Offices) (Zip Code)
_________________

TAURIGA SCIENCES, INC.
2012 EQUITY INCENTIVE PLAN
(Full title of the plan)

Seth Shaw
Tauriga Sciences, Inc.
39 Old Ridgebury Road
 Danbury, CT 06180
(Name and address of agent for service)
_________________

(917) 796-9926
(Telephone number, including area code, of agent for service)

COPIES TO:

Jeffrey M. Quick, Esq.
Quick Law Group, PC
1035 Pearl Street, Suite 403
Boulder, CO 80302
(720) 259-3393

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer, accelerated filer and smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

INCORPORATION BY REFERENCE
OF
EARLIER REGISTRATION STATEMENT

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-184635) filed by Tauriga Sciences, Inc. (the “Company”) on October 29, 2012 and the subsequent Post-Effective Amendment No. 1 to Form S-8 filed on September 13, 2013 (the “Registration Statement”).  The Company has terminated the offering of its securities pursuant to the Registration Statement.  In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on the 25th day of October, 2103.

TAURIGA SCIENCES, INC.

October 28. 2013	By:	/s/ Seth Shaw
Seth Shaw
Chief Executive Officer and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on October 25, 2013.

SIGNATURE	TITLE	DATE

/s/ Seth M. Shaw	Chief Executive Officer,	October 28. 2013
Seth M. Shaw	Director
(Principal Executive Officer/Principal Financial and
Accounting Officer)

/s/ Stella M. Sung	Director	October 28. 2013
Dr. Stella M. Sung

/s/ Michael Wolff	Director	October 28. 2013
Michael Wolff